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                                                                      EXHIBIT 16

HOLLANDER, GILBERT & CO.
  CERTIFIED PUBLIC ACCOUNTANTS

                                          19540 VENTURA BOULEVARD, SUITE 940
                                            SHERMAN OAKS, CALIFORNIA 91403
                                               TELEPHONE (818) 769-8113
                                                  FAX (818) 760-0480

March 10, 1997

Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We have read Item 8 a ii and v(A-D) of Cumberland Companies, Inc. of Form 10-KSB for the period ended December 31, 1995 which was required by Item 4 of the Current Report on Form 8-K which was effective as of March 10, 1997, and we agree with the statement contained therein insofar as they relate to our firm.


                                        Very truly yours,

                                        /s/ HOLLANDER, GILBERT & CO.

                                        Hollander, Gilbert & Co.